Note: July 28, 2020

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL SUM REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL SUM AND ACCRUED INTEREST SET FORTH BELOW.

8% FIXED CONVERTIBLE PROMISSORY NOTE

OF

DRIVEN DELIVERIES, INC.

Issuance Date: July 28, 2020
Total Face Value of Note: $1,050,000
Initial Consideration: $750,000
Initial Original Issue Discount: $37,500
Initial Principal Sum Due: $787,500

THIS NOTE is a duly authorized Fixed Convertible Promissory Note of Driven Deliveries, Inc. a corporation duly organized and existing under the laws of the State of Delaware (the "**Company**"), designated as the Company's 8% Fixed Convertible Promissory Note in the principal amount of $1,050,000 (the "**Note"**). This Note will become effective only upon execution by both parties and delivery of the first payment of consideration by the Holder (the "**Effective Date**").

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of **Ambria Investors, LP** or its registered assigns or successors-in-interest (the **"Holder"**) the principal sum of $1,050,000 (the "**Total Face Value of Note**"**)** or such lesser amount of aggregate Consideration, defined below, plus the applicable OID thereon (as provided herein) drawn by the Company hereunder and to pay "guaranteed" interest at a rate of 8% of the Principal Sum (as defined below), to the extent such Principal Sum and "guaranteed" interest and any other interest, fees, liquidated damages and/or items due to Holder herein have not been repaid or converted into the Company's common stock (the **"Common Stock"**), in accordance with the terms hereof. The sum of $750,000 (the "**Initial Consideration**") shall be remitted and delivered to the Company, and $37,500 (the "**Initial Original Issue Discount**") shall be retained by the Holder through an original issue discount (the "**OID**") for due diligence and legal bills related to this transaction. The OID is set at 5% of any Consideration, defined below, paid. The Company covenants that within six (6) months of the

Effective Date of the Note, it shall utilize approximately $750,000 of the proceeds in the manner set forth on Schedule 1, attached hereto (the "**Use of Proceeds**"), and shall promptly provide evidence thereof to Holder, in sufficient detail as reasonably requested by Holder.

The Holder may pay additional consideration (each, a "**Consideration**"), plus the prorated 5% OID (each Consideration and its respective 5% OID, shall together be referred to as a "**Tranche**") to the Company in such amounts and at such dates (each, an "**Additional Tranche Date**") as Holder may choose in its sole discretion. The Principal Sum due to Holder shall be prorated based on the Consideration actually paid by Holder, plus the 5% OID, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of this Note. The Maturity Date is twelve months from the Effective Date of each payment (the **"Maturity Date"**) and is the date upon which the Principal Amount of this Note, as well as any unpaid interest and other fees, shall be due and payable.

In addition to the "guaranteed" interest referenced above, and in the Event of Default pursuant to Section 4.00(a), additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 10% per annum or the highest rate permitted by law (the "**Default Rate**").

This Note will become effective only upon the execution by both parties, including the execution of Exhibits B, C, D, E, Schedule 1 (collectively, the "**Exhibits**"), and the Irrevocable Transfer Agent Instructions (the "**Date of Execution**") and delivery of the initial payment of consideration by the Holder (the "**Effective Date**"). The Company acknowledges and agrees the Exhibits are material provisions of this Note.

For purposes hereof the following terms shall have the meanings ascribed to them below:

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

"Fixed Conversion Price" shall be fixed at a price equal to $0.50.

"***Principal Sum***" shall refer to the sum of all Tranches funded under the Note.

"***Principal Amount***" shall refer to the sum of (i) the original principal amount of this Note (including the original issue discount, prorated if the Note has not been funded in full), (ii) all guaranteed and other accrued but unpaid interest hereunder, (iii) any fees due hereunder, (iv) liquidated damages, and (v) any default payments owing under the Note, in each case previously paid or added to the Principal Amount.

"***Principal Market***" shall refer to the primary exchange on which the Company's common stock is traded or quoted.

"Trading Day" shall mean a day on which there is trading or quoting for any security on the Principal Market.

"Underlying Shares" means the shares of common stock into which the Note is convertible (including interest, fees, liquidated damages and/or principal payments in common stock as set forth herein) in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1.00 **<u>Repayment</u>**.

(a) The Company may pay this Note, in whole or in part, in cash or in other good funds, according to the following schedule:

Days Since Effective Date	Payment Amount
Under 90	105% of Principal Amount so paid
91-120	110% of Principal Amount so paid
121-180	115% of Principal Amount so paid
181-365	120% of Principal Amount so paid

(b) After 365 days from the Effective Date, the Company may not pay this Note, in whole or in part, in cash or in other good funds, without prior written consent from Holder, which consent may be withheld, delayed, denied, or conditioned in Holder's sole and absolute discretion. Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day. Upon the occurrence of an Event of Default, the Company may not pay the Note, in whole or in part, in cash or in other good funds without written consent of the Holder, which consent may be withheld, delayed, denied, or conditioned in Holder's sole and absolute discretion. Further, the Company shall provide the Holder with two weeks' prior written notice of the Company's determination to pay any or all of its obligations hereunder. During such two-week period, the Holder may exercise any or all of its conversion rights hereunder. In the event that the Holder does not exercise its conversion rights in respect of any or all of such noticed, prospective payment, the Company shall tender the full amount set forth in such notice (less any amount in respect of which the Holder has exercised its conversion rights) to the Holder within 2 Business Days following the Holder's exercise (or notification to the Company of non-exercise) of the Holder's conversion rights in respect of the amount set forth in such notice. Any such payment by the Company in connection with this provision shall be deemed to have been made on the date that the Holder first receives the above-referenced notice.

Section 2.00 **<u>Origination Shares</u>**

(a) <u>Origination Shares</u>. Upon the Effective Date of this Note, and as an investment incentive, the Company agrees it shall issue to Holder shares of its Common Stock, which shall be issued in two tranches according to the following schedule:

(i) 100,000 shares of Common Stock shall be issued and delivered to the Holder within 5 Trading Days of the Effective Date (the "**Initial Origination Shares**"); and

(ii) In the event the average of the 3 volume weighted average prices for the Company's Common Stock, as quoted on the Principal Market, (the average of such lowest volume weighted prices being herein referred to as, the "**True-up Price**") during the 3 consecutive Trading Days immediately preceding the date which is the 180th day following the Effective Date (the "**True-up Pricing Period**") is less than $.50 per share, then the Holder shall be entitled, and the Company shall issue to the Holder, additional shares of the Company's Common Stock (the "**True-up Shares**",

and, together with the Initial Origination Shares, the "**Origination Shares**") equal to the quotient obtained by dividing [(B-A)*(X)] by (A):

(A) = the True Up Price

(B) = $.50

(X) = the Initial Origination Shares (100,000)

The True-up Shares shall be issued and delivered to the Holder within 5 days following the end of the True-up Pricing Period.

The Company acknowledges and agrees the Origination Shares are a material obligation of the Note and are deemed fully earned as of the Effective Date of the Note.

Section 3.00 **Conversion**.

(a) Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder's sole option, at any time and from time to time to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock as per the Conversion Price, but not to exceed the Restricted Ownership Percentage, as defined in Section 3.00(f). The date of any conversion notice ("**Conversion Notice**") hereunder shall be referred to herein as the "**Conversion Date**".

(b) Stock Certificates or DWAC. The Company will deliver to the Holder, or Holder's authorized designee, no later than 2 Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions if the shares of Common Stock underlying the portion of the Note being converted are so eligible, or upon satisfaction of conditions for an applicable resale exemption pursuant to Rule 144(b)(1)(ii) and Rule 144(d)(1)(ii) of the Securities Act of 1933, as amended) representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in Depository Trust Company's ("**DTC**") Fast Automated Securities Transfer ("**FAST**") program, the Company shall instead use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) broker with DTC through its Deposits and Withdrawal at Custodian ("**DWAC**") program (provided that the same time periods herein as for stock certificates shall apply).

(c) Charges and Expenses. Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, legal opinion and related charges, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Company shall pay all transfer agent fees incurred from the issuance of the Common Stock to Holder, as well as any and all other fees and charges required by the transfer agent as a condition to effectuate such issuance. Any such fees or charges, as noted in this Section that are paid by the Holder (whether from the Company's delays, outright refusal to pay, or otherwise), will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144, as applicable.

(d) Delivery Timeline. If the Company fails to deliver to the Holder such certificate or certificates (or shares through the DWAC program) pursuant to this Section (free of any restrictions on transfer or legends, if eligible) prior to 10 Trading Days after the Conversion Date will result in a default of the Note until such certificate or certificates are delivered. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder's actual damages and costs resulting from a failure to deliver the Common Stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs.

(e) Reservation of Underlying Securities. The Company covenants that it will at all times reserve and keep available for Holder, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, the number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 3.00, but without regard to any ownership limitations contained herein) upon the conversion of this Note (consisting of the Principal Amount), to Common Stock (the "**Required Reserve**"). The Company covenants that all shares of Common Stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable (if eligible). If the amount of shares on reserve in Holder's name at the Company's transfer agent for this Note shall drop below the Required Reserve, the Company will, within 2 Trading Days of notification from Holder, instruct the transfer agent to increase the number of shares so that the Required Reserve is met. In the event that the Company does not instruct the transfer agent to increase the number of shares so that the Required Reserve is met, the Holder will be allowed, if applicable, to provide this instruction as per the terms of the Irrevocable Transfer Agent Instructions attached to this Note. The Company agrees that the maintenance of the Required Reserve is a material term of this Note and any breach of this Section 3.00(e) will result in a default of the Note.

(f) Conversion Limitation. The Holder will not submit a conversion to the Company that would result in the Holder beneficially owning more than 9.99% of the then total outstanding shares of the Company ("**Restricted Ownership Percentage**").

(g) Conversion Delays. If the Company fails to deliver shares in accordance with the timeframe stated in Section 3.00(d), the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares. The rescinded conversion amount will be returned to the Principal Sum with the rescinded conversion shares returned to the Company, under the expectation that any returned conversion amounts will tack back to the Effective Date.

(h) Shorting and Hedging. Holder may not engage in any "shorting" or "hedging" transaction(s) in the Common Stock of the Company prior to conversion.

(i) Conversion Right. If the Holder shall provide a Conversion Notice as provided herein, the Company's obligations to deliver Common Stock shall be subject to prompt good faith efforts by the Company and the Holder to resolve any reasonable claim of setoff, counterclaim, recoupment, or alleged breach by the Holder of any obligation to the Company; provided, however, that the Company's rights hereunder shall be of no effect if it had not provided written notice of any such claims to the Holder within sixty (60) days of the date that the Company knows, or reasonably should have known, of an event giving rise to each such claim.

Section 4.00 Defaults and Remedies.

(a) Events of Default. An "**Event of Default**" is: (i) a default in payment of any amount due hereunder upon notice and 10 days to cure; (ii) a default in the timely issuance of underlying shares upon and in accordance with terms of Section 3.00, which default continues for 10 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iii) if the Company does not file the Current Report on Form 8-K, in each case in accordance with the provisions and the deadlines referenced Section 6.00(i); (iv) failure by the Company for 10 days after notice has been received by the Company to comply with any material provision of this Note; (v) any material representation or warranty of the Company in this Note that is found to have been incorrect in any material respect when made, including, without limitation, the Exhibits; (vi) failure of the Company to remain compliant with DTC, resulting in a "chilled" status with DTC; (vii) any material default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any material indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (viii) if the Company is subject to any Bankruptcy Event; (ix) any material failure of the Company to satisfy applicable filing obligations under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "**1934 Act**"), and the applicable rules and guidelines issued by OTC Markets News Service, OTCMarkets.com and their affiliates; (x) the Company's failure to file a Registration Statement on Form 8-A with the Securities and Exchange Commission (the "**SEC**") within 120 days of the Issuance Date; (xi) the Company's filing with the SEC of a request, on Form RW or otherwise, to withdraw the Registration Statement on Form 8-A prior to its becoming effective; (xii) the Company's filing with the SEC a Certification and Notice of Termination of Registration Under Section 12(g) of The Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of The Securities Exchange Act of 1934 on Form 15; (xiii) material failure of the Company to remain in good standing under the laws of its state of domicile; (xiv) any material failure of the Company to provide the Holder with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 3 Trading Days of request by Holder; (xv) failure by the Company to maintain the Required Reserve in accordance with the terms of Section 3.00(e); (xvi) failure of Company's Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; (xvii) any delisting from a Principal Market for any reason; (xviii) failure by Company to pay any of its transfer agent fee obligations under this Note in excess of $5,000 or to maintain a transfer agent of record; (xix) failure by Company to notify Holder of a change in transfer agent within 72 hours of such change; (xx) any trading suspension or revocation of the registration of Company's class of Common Stock imposed by the SEC under Sections 12(j) of the 1934 Act; (xxi) material failure by the Company to meet all requirements to which it is subject and necessary to satisfy the availability of Rule 144 to the Holder or its assigns, if available in accordance with SEC rules and policies of the transfer agent, including, but not limited to, the timely fulfillment of its applicable filing obligations under Sections 13 or 15(d) of the 1934 Act, applicable requirements for XBRL filings, and applicable requirements for disclosure of financial statements on its website; or (xxii) material failure of the Company to abide by the Use of Proceeds or material failure of the Company to inform the Holder of a change in the Use of Proceeds.

(b) Remedies. If an Event of Default occurs, and Company has failed to cure within 10 days or such other time to cure as indicated above, the outstanding Principal Amount of this Note owing in respect thereof through the date of acceleration, shall become, at the Holder's election, immediately due and payable in cash at the "**Mandatory Default Amount**". The Mandatory Default Amount means 20% of the outstanding Principal Amount of this Note will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144. Commencing 10 days after the occurrence of any Event of Default that results

in the eventual acceleration of this Note, this Note shall accrue additional interest, in addition to the Note's "guaranteed" interest, at a rate equal to the lesser of 10% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, and apart from the aforementioned notice and time to cure, the Holder need not provide, and the Issuer hereby waives, any further presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment pursuant to this Section 4.00(b). No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit the Holder's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

Section 5.00 **<u>Representations and Warranties of Holder</u>.**

Holder hereby represents and warrants to the Company that:

(a) Holder is an "accredited investor," as such term is defined in Regulation D of the Securities Act of 1933, as amended (the "**1933 Act**"), and will acquire this Note and the Underlying Shares (collectively, the "**Securities**") for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the 1933 Act, in a manner which would require registration under the 1933 Act or any state securities laws. Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of the Securities. Holder can bear the economic risk of the Securities, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Securities. Holder recognizes that the Securities have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available. Holder has carefully considered and has, to the extent Holder believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, and has determined that the Securities are a suitable investment for it. Holder has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Holders' knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Holder has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Securities and the Company, and all such questions have been answered to the full satisfaction of Holder. The Company has not supplied Holder any information regarding the Securities or an investment in the Securities other than as contained in this Agreement, and Holder is relying on its own investigation and evaluation of the Company and the Securities and not on any other information.

(b) The Holder is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Holder is duly qualified to transact

business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(c) All limited liability company action has been taken on the part of the Holder, its officers, directors, managers and members necessary for the authorization, execution and delivery of this Note. The Holder has taken all limited liability company action required to make all of the obligations of the Holder reflected in the provisions of this Note, valid and enforceable obligations.

(d) Each certificate or instrument representing Securities will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the 1933 Act or exempt from registration:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Section 6.00 General.

(a) Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b) Assignment, Etc. The Holder may assign or transfer this Note to any transferee at its sole discretion. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(c) Amendments. This Note may not be modified or amended, or any of the provisions of this Note waived, except by written agreement of the Company and the Holder.

(d) Funding Window. The Company agrees that it will not enter into a convertible debt financing transaction, including 3(a)9 and 3(a)10 transactions, with any party other than the Holder for a period of 45 Trading Days following the Effective Date and each Additional Tranche Date, as relevant. The Company agrees that this is a material term of this Note and any breach of this Section 6.00(d) will result in a default of the Note.

(e) Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any convertible debt security (whether such debt begins with a convertible feature or such feature is added at a later date) with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at the Holder's option, shall become a part of this Note and its supporting documentation.. The types of terms contained in the other security that may

be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, terms addressing maturity, conversion look back periods, interest rates, original issue discount percentages and warrant coverage.

(f) Governing Law; Jurisdiction.

(i) Governing Law. This Note will be governed by, and construed and interpreted in accordance with, the laws of the state of California without regard to any conflicts of laws or provisions thereof that would otherwise require the application of the law of any other jurisdiction.

(ii) Jurisdiction and Venue. Any dispute, claim, suit, action or other legal proceeding arising out of or relating to this Note or the rights and obligations of each of the parties shall be brought only in the state courts of California or in the federal courts of the United States of America located in Los Angeles, California.

(iii) No Jury Trial. The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(iv) Delivery of Process by the Holder to the Company. In the event of an action or proceeding by the Holder against the Company, and only by the Holder against the Company, service of copies of summons and/or complaint and/or any other process that may be served in any such action or proceeding may be made by the Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known attorney as set forth in its most recent SEC filing.

(v) Notices. Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

(g) No Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act of 1933, as amended, on the basis of being a "bad actor" as that term is established in the September 13, 2013 Small Entity Compliance Guide published by the SEC.

(h) Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates any applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal, fees, liquidated damages or interest on this Note.

(i) Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K with the SEC within the time required by the 1934 Act. From and after the filing of such Current Report on Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company, or

any of its officers, directors, employees, or agents in connection with the transactions contemplated by this Note. The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Holder, or without the prior consent of the Holder, with respect to any press release of the Company, none of which consents shall be unreasonably withheld, delayed, denied, or conditioned except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of the Holder, except to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted hereunder. The Company agrees that this is a material term of this Note and any breach of this Section 6.00(i) will result in a default of the Note.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the Company has caused this Fixed Convertible Promissory Note to be duly executed on the day and in the year first above written.

DRIVEN DELIVERIES, INC.

By:______________________________

Name: Brian Hayek

Title: Chief Financial Officer

Email: brian@drvd.com

Address: 134 Penn Street, El Segundo, CA 90245

This Fixed Convertible Promissory Note of July 28, 2020 is accepted this 30 day of July, 2020 by

AMBRIA INVESTORS, LP

By: ______________________________

Name: Michael Sobeck

Title: Managing Member of Ambria Partners, LLC

the General Partner of Ambria Investors, LP

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert all or part of that certain $1,050,000 Fixed Convertible Promissory Note identified as the Note)

DATE: ____________________________
FROM: Ambria Investors, LP (the "**Holder**")

Re: $1,050,000 Fixed Convertible Promissory Note (this "**Note**") originally issued by Driven Deliveries, Inc., a Delaware corporation, to Ambria Investors, LP on July 28, 2020.

The undersigned on behalf of **Ambria Investors, LP,** hereby elects to convert $________________________ of the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.0001 par value per share, of Driven Deliveries, Inc. (the "**Company**"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the "Restricted Ownership Percentage" contained in this Note.

Conversion information:

____
Date to Effect Conversion

____
Aggregate Principal Sum of Note Being Converted

____
Aggregate Interest/Fees of Principal Amount Being Converted

____
Remaining Principal Balance

____
Number of Shares of Common Stock to be Issued

____
Applicable Conversion Price

____
Signature

____
Name

____
Address

EXHIBIT B

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

DRIVEN DELIVERIES, INC.

The undersigned, being directors of Driven Deliveries, Inc., a Delaware corporation (the "Company"), acting pursuant to the Bylaws of the Corporation, do hereby consent to, approve and adopt the following preamble and resolutions:

Convertible Note with Ambria Investors, LP

The board of directors of the Company has reviewed and authorized the following documents relating to the issuance of a Fixed Convertible Promissory Note in the amount of $1,050,000 with Ambria Investors, LP.

The documents agreed to and dated July 28, 2020 are as follows:

8% Fixed Convertible Promissory Note of Driven Deliveries, Inc.
Irrevocable Transfer Agent Instructions
Certificate of Corporate Secretary
Disbursement Instructions
Schedule 1 – Use of Proceeds

The board of directors further agree to authorize and approve the issuance of shares to the Holder at Conversion prices that are below the Company's then current par value.

IN WITNESS WHEREOF, the undersign member(s) of the board of the Company executed this unanimous written consent as of July 28, 2020.

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By: Christian Schenk

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By: Brian Hayek

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By: Adam Berk

EXHIBIT C

NOTARIZED CERTIFICATE OF CORPORATE SECRETARY OF

DRIVEN DELIVERIES, INC.

(Two Pages)

The undersigned, Brian Hayek, is the duly elected Corporate Secretary of Driven Deliveries, Inc., a Delaware corporation (the "**Company**").

I hereby warrant and represent that I have undertaken a complete and thorough review of the Company's corporate and financial books and records, including, but not limited to, the Company's records relating to the following:

(A) The issuance of that certain convertible promissory note dated July 28, 2020 (the "**Note Issuance Date**") issued to Ambria Investors, LP (the "**Holder**") in the stated original principal amount of $1,050,000 (the "**Note**");

(B) The Company's Board of Directors duly approved the issuance of the Note to the Holder;

(C) The Company has not received and does not contemplate receiving any new consideration from any persons in connection with any later conversion of the Note and the issuance of the Company's Common Stock upon any said conversion;

(D) To my best knowledge and after completing the aforementioned review of the Company's stockholder and corporate records, I am able to certify that the Holder (and the persons affiliated with the Holder) are not officers, directors, or directly or indirectly, ten percent (10.00%) or more stockholders of the Company and none of said persons has had any such status in the one hundred (100) days immediately preceding the date of this Certificate;

(E) The Company's Board of Directors have approved duly adopted resolutions approving the Irrevocable Instructions to the Company's Stock Transfer Agent dated July 28, 2020;

(F) Mark the appropriate selection:

___ The Company represents that it is not a "shell company," as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, and has never been a shell company, as so defined; or

_X_ The Company represents that (i) it was a "shell company," as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, (ii) since ______, 201__, it has no longer been a shell company, as so defined, and (iii) on _______, 201__, it provided Form 10-type information in a filing with the

BH

United States Securities and Exchange Commission.

(G) I understand the constraints imposed under Rule 144 on those persons who are or may be deemed to be "affiliates," as that term is defined in Rule 144(a)(1) of the Securities Act of 1933, as amended.

(H) I understand that all of the representations set forth in this Certificate will be relied upon by counsel to Ambria Investors, LP in connection with the preparation of a legal opinion.

I hereby affix my signature to this Notarized Certificate and hereby confirm the accuracy of the statements made herein.

Signed: ______________________ **Date:** July 28, 2020

Name: Brian Hayek Title: Corporate Secretary

SUBSCRIBED AND SWORN TO BEFORE ME ON THIS 28th **DAY OF** July **2020.**

Commission Expires: 08/31/2023

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Notary Public

JOSHUA MITCHELL HAMES
NOTARY PUBLIC
REGISTRATION #7833042
COMMONWEALTH OF VIRGINIA
MY COMMISSION EXPIRES AUGUST 31, 2023

BH

EXHIBIT D

TO:	Ambria Investors, LP
FROM:	Driven Deliveries, Inc.
DATE:	July 28, 2020
RE:	Disbursement of Funds

Pursuant to that certain Fixed Convertible Promissory Note between the parties listed above and dated July 28, 2020, a disbursement of funds will take place in the amount and manner described below:

Please disburse to:	
Amount to disburse:	$750,000
Form of distribution	Wire
Name	Driven Deliveries, Inc.
Company Address	134 Penn Street El Segundo, California 90245
Wire Instructions:	Bank: Wells Fargo ABA Routing Number: 121000248 Account Number: 6640878069 SWIFT Code: Account Name: Global Wellness Alliance, LLC Phone:858-531-6465

TOTAL: $750,000

For: Driven Deliveries, Inc.

By: ______________________________ Dated: July 28, 2020

Name: Brian Hayek
Its: Chief Financial Officer

<u>**EXHIBIT E**</u>

COMPANY CAPITALIZATION TABLE AS OF JULY 28, 2020

COMMON STOCK AND COMMON STOCK EQUIVALENTS ISSUED, OUTSTANDING AND RESERVED

DESCRIPTION	**AMOUNT**
Authorized Common Stock	200,000,000
Authorized Capital Stock	N/A
Authorized Common Stock	200,000,000
Issued Common Stock	72,523,835
Outstanding Common Stock	72,523,835
Treasury Stock	N/A
*Authorized, but unissued	127,476,165
Authorized Preferred Stock	15,000,000
Issued Preferred Stock	0
Reserved for Equity Incentive Plans	10,455,623
Reserved for Convertible Debt	8,320,826
Reserved for Options and Warrants	17,497,750
Reserved for Other Purposes	N/A
TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS OUTSTANDING	108,798,034

* This number includes all shares reserved for Convertible Debt

Note: If not applicable, enter "n/a" or "zero" in Column 2.

CURRENT DEBT AND LIABILITIES TABLE

CONVERTIBLE PROMISSORY NOTE BALANCES AND PROMISSORY NOTE BALANCES

DESCRIPTION	**ISSUANCE DATE**	**AMOUNT**
Convertible Promissory Note		
	1/31/2019	$51,027.40
	12/31/2019	$192,621.28
	1/31/2020	$2,666,764.38
Promissory Note	N/A	
Other Debt and Liabilities		
Accounts payable and accrued expenses	3/31/2020	$4,124,237
Acquisition liability	3/31/2020	$2,202,695
See 10Q		

Note: If not applicable, enter "n/a" or "zero" in Column 2.

To my best knowledge and after completing the aforementioned review of the Company's stockholder and corporate records, I am able to certify the accuracy of the statements made herein.

DRIVEN DELIVERIES, INC.

By: /s/ Brian Hayek

Dated: July 28, 2020

Name: Brian Hayek

Title: Chief Financial Officer

SCHEDULE 1

USE OF PROCEEDS

Pursuant to that certain Fixed Convertible Promissory Note between the parties listed above and dated July 28, 2020, the Company covenants that it will within, ___12__ month(s) of the Effective Date of the Note, it shall use approximately $750,000 of the proceeds in the manner set forth below (the "**Use of Proceeds**"):

Operational expansion and required licensing, including strategic partnership on a license in a limited license state outside of California and a license for the greater Los Angeles area

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____

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DRIVEN DELIVERIES, INC.

By: ____________________________ Dated: July 28, 2020

Name: Brian Hayek

Title: Chief Financial Officer